Exhibit 13.2

CERTIFICATION

PURSUANT TO RULE 13A-14(B) UNDER THE SECURITIES EXCHANGE ACT OF 1934

In connection with the Annual Report of Hollysys Automation Technologies Ltd. (the “Company”) on Form 20-F for the fiscal year ended June 30, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Steven Wang, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition of the Company as of June 30, 2018 and results of operations of the Company for the fiscal year ended June 30, 2018.

/s/ Steven Wang
Name:	Steven Wang

Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

Date:	September 21, 2018

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of this Annual Report or as a separate disclosure document.